Exhibit 10.7






                           PURCHASE AND SALE CONTRACT
                                    BETWEEN
                       DREXEL BURNHAM LAMBERT REAL ESTATE
                                 ASSOCIATES III
                                   AS SELLER
                                      AND
                            P & H PROPERTIES, L.L.C.
                                  AS PURCHASER

                             DATED:  MAY ___, 1999

                             FOR PREMISES KNOWN AS
             PERIMETER SQUARE, 3100 GARNETT SQUARE, TULSA, OKLAHOMA
                               TABLE OF CONTENTS
                                                                         Page
ARTICLE 1 DEFINED TERMS                                                    1
ARTICLE 2 PURCHASE AND SALE OF PROPERTY                                    4
ARTICLE 3 PURCHASE PRICE & DEPOSIT                                         4
ARTICLE 4 FINANCING                                                        5
ARTICLE 5 FEASIBILITY PERIOD                                               5
ARTICLE 6 TITLE                                                           10
ARTICLE 7 CLOSING                                                         13
ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER
                                                                          18
ARTICLE 9 CONDITIONS PRECEDENT TO CLOSING                                 22
ARTICLE 10 BROKERAGE                                                      23
ARTICLE 11 POSSESSION                                                     23
ARTICLE 12 DEFAULTS AND REMEDIES                                          24
ARTICLE 13 RISK OF LOSS OR CASUALTY                                       24
ARTICLE 14 RATIFICATION                                                   25
ARTICLE 15 EMINENT DOMAIN                                                 25
ARTICLE 16 MISCELLANEOUS                                                  26

                                PURCHASE AND SALE CONTRACT

     THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the ___ day of May, 1999 (the "Effective Date") by and between, DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, a New York limited partnership, having a principal address at c/o AIMCO, 1873 Bellaire Street, Suite 1700, Denver, Colorado 80222 ("Seller"), and P & H PROPERTIES, L.L.C., an Oklahoma limited liability company, having a principal address at 8023 East 63rd Place, Tulsa, Oklahoma 74133 ("Purchaser").
     NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements hereinafter set forth, Seller and Purchaser hereby agree as follows:
                                    RECITALS
R-1.      Seller holds legal title to a parcel of real estate more particularly described in Exhibit A attached hereto and made a part hereof located in Tulsa County, Tulsa Oklahoma on each of which improvements have been constructed.
R-2.      Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date as defined in this Purchase Contract the Property will be conveyed by special warranty deed to P & H Properties, L.L.C..
R-3.      Purchaser has agreed to pay to Seller the Purchase Price for the
Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.
R-4.      Purchaser will make such investigations regarding the Property, and
Purchaser's intended uses of the Property as Purchaser deems necessary and desirable, will approve the same in all respects, subject only to the representations, warranties and covenants set forth in this Purchase Contract and does hereby agree to consummate the transactions contemplated by this Purchase Contract as set forth below.

                             ARTICLE 1DEFINED TERMS

1.1 Terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this ARTICLE 1.
1.1.1"BUSINESS DAY" means any day other than a Saturday or Sunday or federal holiday or legal holiday in the Tulsa County, Tulsa, Oklahoma. 1.1.2"CLOSING" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.
1.1.3"CLOSING DATE" means the date set forth in Section 7.1.1 on which the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.
1.1.4"COMMERCIAL LEASE(S)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date.
1.1.5"EXCLUDED PERMITS" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.5, if any, attached hereto.
1.1.6INTENTIONALLY DELETED.
1.1.7"FIXTURES AND TANGIBLE PERSONAL PROPERTY" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of personal property now located on the Land or in the Improvements as of the Effective Date and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property or
     (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in Exhibit 1.1.7.
1.1.8"IMPROVEMENTS" means all buildings and improvements, located on the Land taken "as is" containing approximately 58,460 gross square feet of Retail Shopping Center.
1.1.9"LAND" means all of that certain tract of land located in Tulsa County, Tulsa, Oklahoma commonly known as 3100 South Garnett, Tulsa, Oklahoma more particularly described in Exhibit A attached hereto and made a part hereof, and all rights, privileges and appurtenances pertaining thereto.
1.1.10"MISCELLANEOUS PROPERTY ASSETS" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (i) receivables, (ii) Property Contracts, (iii) Commercial Leases, (iv) Excluded Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits, (viii) insurance or other prepaid Items, or (ix) books and records, except to the extent that Seller receives a credit on the Closing Statement for any such item.
1.1.11"PERMITS" means all licenses and permits (other than Excluded Permits) granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller or used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Commercial Lease.
1.1.12"PERMITTED EXCEPTIONS" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of
     Section 6.2.
1.1.13"PROPERTY" means the Land and Improvements described in the Recitals and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller issued to Property Contracts and Commercial Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.
1.1.14"PROPERTY CONTRACTS" means all purchase orders, maintenance, service, or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property and which are not cancelable on ninety (90) days' or shorter Notice, except Commercial Leases.
1.1.15"PURCHASE CONTRACT" means this Purchase and Sale Purchase Contract by and between Seller and Purchaser.
1.1.16"PURCHASE PRICE" means the total consideration to be paid by Purchaser to
     Seller for the purchase of the Property.
1.1.17"SURVEY" shall have the meaning ascribed thereto in Section 6.12. 1.1.18"TENANT" means any person or entity entitled to occupy any portion of the
     Property under a Commercial Lease.
1.1.19"TITLE COMMITMENT" or "Title Commitments" shall have the meaning ascribed thereto in Section 6.1.
1.1.20"TITLE INSURER" shall have the meaning set forth in Section 6.1.

                         PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                            PURCHASE PRICE & DEPOSIT

3.1 The total purchase price ("Purchase Price") for the Property shall be Two Million Two Hundred Thousand Dollars ($2,200,000), which shall be paid by Purchaser, as follows:
3.1.1Within two (2) days of the Effective Date, Purchaser shall deliver to Commercial Title & Escrow Services, as the local agent for Fidelity National Title Insurance Company ("Escrow Agent" or the "Title Company") a deposit in the sum of Twenty-Five Thousand Dollars ($25,000) in cash, which sum shall be increased at the time of expiration of the Feasibility Period (defined below) at which time Purchaser shall tender an additional sum of Twenty-Five Thousand Dollars ($25,000) in cash, such that the total deposit at the time of expiration of the Feasibility Period (as the same may be extended under Section 5.9 below) shall equal Fifty Thousand Dollars ($50,000) (such sums being hereinafter collectively referred to and held as the "Deposit"). Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B.
3.1.2The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of the Escrow Agreement and this Purchase Contract. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable (provided that Escrow Agent shall invest the Deposit as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent), and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.
3.1.3If the sale of the Property is closed by the date fixed therefor (or any extension date provided for by the mutual written consent of the parties hereto, given or withheld in their respective sole discretion), monies held as the Deposit shall be applied (and paid over to the Seller) on the date of Closing. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3.
3.1.4If the sale of the Property fails to close on the Closing Date (or any such extension date) due to a failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 12 hereof. If the sale of the Property fails to close on the Closing Date (or any such extension date) due to a failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.

                                   FINANCING

4.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain appropriate financing for the purchase of the Property.

                               FEASIBILITY PERIOD

5.1  Subject to the rights of the tenants of the Property and the terms of
     Section 5.3 below, for thirty (30) calendar days following the Effective Date (the "Feasibility Period") (as the same may be extended under Section
     5.9 below), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, "Consultants") shall have the right from time to time upon reasonable advance notice to Seller to enter onto the Property:
5.1.1To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys). Notwithstanding the foregoing, in no event shall Purchaser conduct any invasive environmental assessment test or other inspection of the Property without the prior written consent of Seller, which consent may be withheld, in Seller's sole discretion.
5.1.2To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.
5.1.3To ascertain and confirm the suitability of the Property for Purchaser's intended use of the Property.
5.2 Should the results of any of the matters referred to in subparagraphs 5.1.1, 5.1.2 and 5.1.3 above appear unsatisfactory to Purchaser for any reason, then Purchaser shall have the right to terminate this Purchase Contract by giving written Notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. PST on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 5.3, and then promptly return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be noncontingent and unconditional except only for satisfaction of the conditions expressly stated in this ARTICLE 5 and in ARTICLE 9.
5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Purchaser, and approved by Seller, which approval shall not be unreasonably withheld or delayed) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser, or its agents, shall maintain casualty insurance and comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be reasonably approved by Seller and naming Seller and its affiliates as Loss Payees or Additional Insureds (at the option of Seller), with endorsements reasonably acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser. Such liability insurance shall provide coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise. The provisions of this Section shall survive the Closing or termination of this Purchase Contract.
5.4 Any and all information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of its inspections or review under or in connection with the rights under Section 5.1, including, without limitation, any environmental assessment or audit, shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its Consultants to the confidentiality of all such information. Purchaser will not, except with the express prior written consent of Seller, directly or indirectly, (i) disclose or permit the disclosure of any information to any person or entity, except persons who are bound to observe the terms hereof, or (ii) use or permit the use of all information pertaining to the Property (1) in any way detrimental to the Seller or
     (2) for any purpose other than evaluating the contemplated purchase of the Property. Purchaser agrees, that if the Closing does not occur, Purchaser will promptly return to the Seller or its authorized agent all written or tangible information pertaining to the Property, including all copies or extracts thereof, and all notes based upon the information. Purchaser shall be strictly liable for all costs and expenses, and/or damage or injury to any person or property resulting from any such review or inspection or any failure to keep all such information confidential, whether occasioned by the acts of Purchaser or any of its Consultants, and whether seller or its authorized agents shall have been present at the same or shall have consented to the same; and Purchaser agrees to indemnify and hold harmless Seller from any liability, claims or expenses (including, without limitation, mechanic's or construction liens and/or reasonable attorneys' fees) resulting therefrom. Neither the Seller, nor any of its officers, directors, employees, agents or representatives, shall be deemed to make or to have made any representation or warranty as to the accuracy or completeness of any information pertaining to the Property or whether or not the information provided constitutes all of the information available to the Seller; and neither the Seller nor any of its officers, directors, employees, representatives or agents shall have any liability resulting from Purchaser's use of any information pertaining to the Property. Notwithstanding anything to the contrary set forth in this Agreement, the obligations of Purchaser set forth in this Section 5.4 shall survive the Closing or the termination of this Agreement, as applicable.
5.5 Purchaser shall not permit any mechanics' or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers.
5.6 Within fifteen (15) days of the Effective Date, Seller shall make a good faith effort to deliver to Purchaser or make available at the Property the following items, to the extent Seller has such items in its possession or control:
5.6.1Copies of all Commercial Leases.
5.6.2Copies of all Property Contracts.
5.6.3A current rent roll certified as being true, accurate and completed, to the best of Seller's knowledge, and in a form substantially similar to the rent roll attached hereto as Exhibit 8.1.1.8.
5.6.4Copies of any environmental reports, audits, studies or tests of the
     Property, if any, which Seller has in its possession or control. 5.6.5Annual year-end operating statements and monthly operating statements for the Property, as prepared by Seller in its ordinary course of business. 5.6.6Plans, drawings, specifications and blueprints, if any, relating to the structures and improvements located on the Property, which Seller has in its possession or control.
5.6.7Copies of permits and Excluded Permits, if any, relating to the Property, which Seller has in its possession or control.
5.7  Purchaser shall have the Feasibility Period within which to:
5.7.1Examine and review, at Purchaser's sole cost and expense, all items referred to in Paragraph 5 above.
5.7.2Examine, analyze, review, inspect and secure reports, tests, etc., at Purchaser's sole cost and expense with regard to any and all aspects of the Property deemed necessary by Purchaser regarding the purchase of the Property on the terms and conditions set forth herein.
5.8 If Purchaser is not satisfied with the Property or any of the matters set forth in Paragraph 5 above, for any reason, in Purchaser's sole and exclusive discretion, then Purchaser shall be entitled to: (i) either waive any such matters and consummate this transaction; or (ii) terminate this Contract without liability (other than any indemnification obligations that are specified as surviving termination of this Purchase Contract, including
     Section 5.3 above) upon written notification to Seller within the Feasibility Period, and in such event the Deposit shall be returned to Purchaser. In the event Purchaser elects to terminate this Contract, Purchaser agrees to return to Seller all materials delivered to Purchaser by Seller and any other materials obtained by Purchaser relating to the Property within ten (10) business days after Purchaser elects to terminate this Contract.
5.9 Purchaser shall be entitled to extend the Feasibility Period for an additional fifteen (15) days upon payment of a non-refundable extension fee in the amount of Twenty-Five Thousand Dollars ($25,000.00) (the "Extension Fee") in cash paid to Seller at the time the Feasibility Period is extended by Purchaser, which Extension Fee shall be applied toward the Purchase Price at Closing. In the event the transaction contemplated hereunder fails to close, then the Extension Fee shall be earned by Seller and shall be non-refundable to Purchaser.
5.10 After the Effective Date, Seller shall not enter into any new or additional tenant leases covering all or any part of the Property (collectively, the "New Leases") without Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. If Seller desires to enter into a new Lease, Seller shall deliver a true and correct copy of the proposed New Lease to Purchaser. Purchaser shall have five (5) days after the date Seller gives a copy of the proposed New Lease to Purchaser during which Purchaser may notify Seller in writing that Purchaser does not approve of the proposed New Lease. If Seller elects to enter into such New Lease without Purchaser's consent, then Purchaser, in Purchaser's sole and exclusive discretion, shall be entitled to: (i) either accept the New Lease and consummate this transaction; or (ii) terminate this Contract without liability (other than any indemnification obligations that are specified as surviving termination of this Purchase Contract, including Section 5.3 above) upon written notification to Seller, and in such event the Deposit shall be returned to Purchaser. In the event Purchaser elects to terminate this Contract as set forth above, Purchaser agrees to return to Seller all materials delivered to Purchaser by Seller and any other materials obtained by Purchaser relating to the Property within ten (10) business days after Purchaser elects to terminate this Contract.
     If Purchaser fails to provide Seller with written notice that Purchaser does not approve of the proposed New Lease within such 5-day period, Purchaser shall be conclusively deemed to have accepted and approved the proposed New Lease and Seller shall be free to enter into the proposed New Lease. At Closing, all leasing commissions, tenant finish expenses, relocation expenses and other expenses of the "lessor" or "landlord" under the New Leases (the "New Lease Expenses") shall be assumed by Purchaser in writing and shall be the sole responsibility and obligation of Purchaser. Any New Lease Expenses due and payable as of the date of Closing shall be paid by Purchaser at Closing and any New Lease Expenses previously paid by Seller as of the date of Closing, including, without limitation, lease commissions, shall be reimbursed by Purchaser to Seller at Closing.

                                     TITLE

6.1 Purchaser shall, at Purchaser's sole cost and expense, promptly secure a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment") issued by a title insurance company which is licensed to do business in the jurisdiction in which the Property is located ("Title Insurer") for an owner's title insurance policy on the most recent standard American Land Title Association ("ALTA") Policy form, together with legible copies of all instruments identified as exceptions therein. Purchaser agrees that it shall be solely responsible for payment of all costs relating to procurement of the Title Commitment, any Owner's or Lender's title policies and any endorsements thereto.
6.2 Purchaser agrees to accept title to the Land and Improvements, so long as the same is insurable at ordinary rates and any conveyance by special warranty deed pursuant to this Purchase Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions" and Purchaser agrees to accept the deed and title subject thereto:
6.2.1All exceptions shown in the Title Commitment (other than mechanics' liens and taxes due and payable in respect of the period preceding Closing) and all exceptions noted in Exhibit 6.2.1 attached hereto; and
6.2.2Such exceptions and matters as the Title Company shall be willing to omit as exceptions to coverage; and
6.2.3All Commercial Leases and any other occupancy, residency, lease, tenancy and similar agreements entered into in the ordinary course of business; and 6.2.4All Property Contracts and any other existing contracts created in the ordinary course of business by Seller, which are not identified for termination by Purchaser during the Feasibility Period; and
6.2.5Real estate and property taxes to the extent not due and payable; and 6.2.6Defects and exceptions which do not materially and adversely affect the condition of title to the Property and its use as of the Effective Date.
6.3 The existence of other mortgages, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Purchaser at Closing or, in the alternative, with respect to any mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.
6.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the applicable Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained herein.
6.5 Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the Property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's mortgagee insurance policy.
6.6 If on the Closing Date there shall be conditional bills of sale or Uniform Commercial Code financing statements that were filed on a day more than five (5) years prior to such Closing, and such financing statements have not been extended by the filing of UCC-3 continuation statements within the past five (5) years prior to such Closing, such financing statements shall not be deemed to be an objection to title.
6.7 If on the Closing Date the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller at its sole option and within seven (7) calendar days following receipt of such Notice may elect to cure such objection or unfulfilled condition for up to ninety
     (90) calendar days. Should Seller be able to cure such title objection or condition, or should Seller be able to cause title insurance over the same by the Closing Date or any postponed Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before thirty (30) calendar days after Notice of such cure or waiver.
6.8 If during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such title objection or cause a title insurance company to insure over such matter or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the title company issuing the Title Commitment on or before seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, in which event Purchaser shall release and quitclaim all of Purchaser's right and interest in such Property to Seller, and the parties hereto shall have no further obligations to each other.
6.9 Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Commercial Leases and Property Contracts in the ordinary course of business) to attach to the Property between the Effective Date and the Closing Date; any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.
6.10 Anything to the contrary notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, that has been waived or deemed to have been waived by Purchaser.
6.11 Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception or that has been waived or deemed to have been waived by Purchaser.
6.12 Within two (2) business days of the Effective Date, Purchaser at Purchaser's sole cost and expense, shall order a survey for the Property ("Survey") to be delivered to Purchaser and Seller within the Feasibility Period. The Survey (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitments, except for any Permitted Exceptions; (iii) shall specifically show all improvements, recorded easements to the extent locatable, setback lines, and such other matters shown as exceptions by the Title Commitments; (iv) shall specifically show the right-of-way for all adjacent public streets;
     (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders; (vi) shall (if the Property is not platted) contain a perimeter legal description of the Property which may be used in the special warranty deed; (vii) shall be certified to Purchaser, Purchaser's lender, Seller and Title Insurer as being true and correct; and (viii) shall certify that the legal description set forth therein describes the same and comprises all of the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing.
6.12.1Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in ARTICLE 5 above.
6.12.2Purchaser agrees to make payment in full of all costs of obtaining the
     Survey on or before Closing or termination of this Purchase Contract.
6.13 Notwithstanding the above, Purchaser shall have the Feasibility Period within which to examine the Title Commitment and the Survey and to approve or object to the Title Commitment and the Survey in writing. In the event that Seller is unable or elects not to cure any such title and survey objections within the Feasibility Period, then, at Purchaser's election, to be exercised in writing during the Feasibility Period, Purchaser shall, in Purchaser's sole and exclusive discretion, be entitled to: (i) either waive any such matters and consummate this transaction; or (ii) terminate this Contract without liability (other than any indemnification obligations that are specified as surviving termination of this Purchase Contract, including
     Section 5.3 above) upon written notification to Seller within the Feasibility Period, and in such event the Deposit shall be returned to Purchaser. In the event Purchaser elects to terminate this Contract, Purchaser agrees to return to Seller all materials delivered to Purchaser by Seller and any other materials obtained by Purchaser relating to the Property within ten (10) business days after Purchaser elects to terminate this Contract
                                    CLOSING

7.1  DATES, PLACES OF CLOSING, PRORATIONS, AND DELINQUENT RENT.
7.1.1The Closing shall take place in the offices of Commercial Title & Escrow
     Services, as the local agent for Fidelity National Title Insurance Company, or such other place as the parties shall mutually agree upon at a time mutually agreed upon on the Closing Date. If requested by Seller, Purchaser shall agree to conduct closing through a preclosing, an escrow or other arrangement reasonably requested by Seller, whereby the Seller and its attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.
7.1.2The Closing Date may be extended without penalty at the option of Seller to a date not later than sixty (60) days following the Closing Date specified above to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Purchaser.
7.1.3All normal and customarily proratable items, including, without limitation, Rents (as defined below), operating expenses, personal property taxes, and other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. Documentary stamps, if any, shall be paid by Seller at Closing. The closing fee payable to the Escrow Agent shall be split evenly between Purchaser and Seller. All unapplied deposits under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligation to pay any payments due parties to agreements affecting the Property which survive Closing. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments, which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following paragraph. For purposes of this Section 7.1.3 and Sections 7.1.4 and 7.1.5, the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, percentage rents and common area maintenance charges. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below). Notwithstanding the above, any New Lease Expenses paid by Seller under the New Leases from and after the Effective Date through the Closing Date shall be reimbursed by Purchaser to Seller at Closing.
7.1.4If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Any Rents that have accrued, but have not yet been paid, shall be prorated in accordance with estimates based upon the prior years' information (or reasonable estimates of Seller if no such prior years' information is available), and shall be subsequently readjusted and reapportioned upon receipt. Purchaser shall pay Seller for Rents that have accrued, but are not yet due and payable, at Closing.
7.1.5If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time after the Closing Date, and (ii) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller, and Purchaser shall continue to bill the tenants as a "balance forward" line item as part of any regular billing process (but in any event no less frequently than monthly); provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property, but if Purchaser shall institute any legal proceedings or assert any claim against any Tenant, Purchaser shall include and prosecute a demand for the Delinquent Rent. The provisions of this Section 7.1.5 shall apply during the Proration Period.
7.2  ITEMS TO BE DELIVERED PRIOR TO OR AT CLOSING.
7.2.1SELLER.  At Closing, Seller shall deliver to Purchaser each of the following items, as applicable:
7.2.1.1Special warranty or equivalent deed in the form attached as
      Exhibit 7.2.1.1 to P & H Properties, L.L.C. The acceptance of the deed at Closing shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.
7.2.1.2A Bill of Sale without recourse or warranty in the form attached as
      Exhibit 7.2.1.2 covering all Property Contracts, Commercial Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.
7.2.1.3An General Assignment (to the extent assignable and in force and effect) without recourse or warranty in the form attached as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.
7.2.1.4A closing statement executed by Seller.
7.2.1.5A vendor's affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions (other than matters constituting any Permitted Exceptions to the title insurance policy set forth in this Purchase Contract and matters which are to be completed or performed post-Closing), to be issued pursuant to the Title Commitments; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract.
7.2.1.6A certification of Seller's nonforeign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.
7.2.1.7Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.
7.2.1.8The original of all Commercial Leases, to the extent the same is in
      Seller's possession or control.
7.2.1.9A current rent roll certified by Seller to be true, accurate and complete, to the best of Seller's knowledge, and in form substantially similar to the rent roll attached hereto as Exhibit 8.1.1.8.
7.2.1.10The abstract of title covering the Property, if in Seller's possession or control.
7.2.1.11All keys to the Property that Seller has in its possession or control. 7.2.1.12Such other instruments, documents or certificates as are reasonably required to be delivered by Seller to Purchaser in accordance with any of the other provisions of this Purchase Contract.
7.2.2PURCHASER. At Closing, Purchaser shall deliver to Seller the following items with respect to each Property being conveyed or transferred by merger at such Closing:
7.2.2.1The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property to satisfy the same, provided that Seller shall have delivered to Purchaser, or to Purchaser's designee, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments.
      Purchaser, if request is made within a reasonable time prior to Closing, agrees to provide at Closing separate certified or cashier's checks as requested, aggregating not more than the amount of the balance of the portion of Purchase Price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.
7.2.2.2A closing statement executed by Purchaser.
7.2.2.3A countersigned counterpart of the Bill of Sale in the form attached as
      Exhibit 7.2.1.2.
7.2.2.4A countersigned counterpart of the Assignment in the form attached as
      Exhibit 7.2.1.3.
7.2.2.5Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

                        REPRESENTATIONS, WARRANTIES AND
                       COVENANTS OF SELLER AND PURCHASER

8.1  REPRESENTATIONS AND WARRANTIES OF SELLER.
8.1.1For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:
8.1.1.1Seller is lawfully and duly organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller is a party or by which Seller or any affiliate entity is otherwise bound. Seller has not made any other contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property applicable to the foregoing representation;
8.1.1.2Seller owns insurable fee simple title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions;
8.1.1.3There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Commercial Leases or otherwise as set forth in Exhibit 6.2.1;
8.1.1.4The joinder of no person or entity other than Seller is necessary to convey the Property fully and completely to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;
8.1.1.5Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended;
8.1.1.6To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable;
8.1.1.7Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;
8.1.1.8To the best of Seller's knowledge, as of the Effective Date, the rent roll attached hereto as Exhibit 8.1.1.8 is true and correct.
8.1.1.9To the best of Seller's knowledge, as of the Effective Date, there are no leases or tenancies affecting the Property, other than represented on the rent roll and delivered to Purchaser pursuant to Paragraph 5.
8.1.1.10As of the Closing, to the best of Seller's knowledge, there shall be no outstanding contracts (including Commercial Leases) made by Seller for any improvements to the Property which have not been fully performed and paid and Seller shall pay or statutorily discharge all mechanic's or materialman's liens arising from any labor performed or materials furnished to the Property on or prior to the Closing.
8.1.1.11To the best of Seller's knowledge, there is no action, proceeding or investigation pending or threatened which materially affects Seller's ability to perform its obligations under this Contract or which materially or adversely affect the Property.
8.1.2Except for the representations and warranties expressly set forth above in Subsection 8.1, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no information provided by Seller and no statements, representations or warranties, express or implied, made by or enforceable directly against Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, opinions or work product shall not create or give rise to any liability of or against Seller, any Subsidiary Owner, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Commercial Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Section 8.1.3 below.
8.1.3Seller and Purchaser agree that those representations contained in
     Section 8.1 shall survive Closing for a period of one (1) year (that is, any proceeding based on the breach of a representation contained in
     Section 8.1 that survives Closing must be commenced within one (1) year subsequent to the date of such representation).
8.1.4Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term "Designated Representative" shall refer to a representative of the management company which manages the Property as of the date of this Purchase Contract. The form of certification by such Designated Representative is attached hereto as Exhibit 8.1.4.
8.2  REPRESENTATIONS AND WARRANTIES OF PURCHASER.
8.2.1For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:
8.2.2With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:
8.2.2.1P & H Properties, L.L.C. is an Oklahoma Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Oklahoma.
8.2.2.2Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members is required to so empower or authorize Purchaser.
8.2.2.3No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or nonbinding any of Purchaser's obligations or covenants to Seller.
8.2.2.4Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective certificates of incorporation or bylaws,
      (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.
8.2.2.5The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.
8.2.3Purchaser has not dealt with any broker, finder or any other person other than Matt Davis of the Davis Group, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.
8.2.4INTENTIONALLY DELETED.

                        CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.1.1All of the documents required to be delivered by Seller to Purchaser at each Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;
9.1.2Each of the representations and warranties of Seller contained herein shall be true in all material respects as of the Closing Date;
9.1.3Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;
9.1.4Purchaser shall have received from Seller, at or prior to Closing a fully executed tenant estoppel certificate by tenants of the Property leasing in the aggregate eighty (80%) of the gross leasable floor area of the Property in the form and substance of the tenant estoppel certificate set forth on
     Exhibit 9.1.4 attached hereto. Purchaser shall accept an estoppel certificate from Seller as landlord in substantially the form and substance of Exhibit 9.1.4 for the remaining tenants which lease up to twenty percent (20%) of the gross leasable floor area of the Property. In the event Purchaser fails to receive tenant estoppel certificates from such 80% of the tenants of the Property in the form and substance of the tenant estoppel certificate set forth on Exhibit 9.1.4, then Purchaser shall be entitled to terminate this Agreement in accordance with Section 5.2 above;
9.1.5Notwithstanding anything to the contrary, there are no other conditions on
     Purchaser's obligation to Close except as expressly set forth above.
9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of a particular Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.2.1Purchaser's representations and warranties set forth in this Purchase
     Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.
9.2.2Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.
9.2.3There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.

                                   BROKERAGE

10.1 Seller represents and warrants to Purchaser that it has dealt only with Matt Davis of the Davis Group ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represent and warrant to the other that other than Matt Davis of the Davis Group, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party.
10.2 Seller agrees to pay Matt Davis of the Davis Group a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third-party beneficiary of this Purchase Contract.
10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.
                                   POSSESSION

11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 5.

                             DEFAULTS AND REMEDIES

12.1 In the Event Purchaser terminates this Purchase Contract following the Feasibility Period for any reason other than Seller's failure to perform in accordance with this Purchase Contract or inability to convey title as required by this Purchase Contract, or defaults hereunder prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Seller specifically waives all other remedies it may have at law or in equity, including, without limitation, its right to pursue the remedy of specific performance. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.
12.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to terminate this Purchase Contract and receive reimbursement of the Deposit (or so much thereof as has been received by Escrow Agent) or to seek specific performance of this Purchase Contract.

                            RISK OF LOSS OR CASUALTY

13.1 The risk of loss or damage to the Property by fire or other casualty until the date of Closing is assumed by Seller, provided that Seller's responsibility shall be only to the extent of any recovery from insurance now carried on the Property. If any of the Improvements shall be destroyed or damaged prior to the Closing, and the estimated cost of repair or replacement (as reasonably estimated by an independent contractor selected by Seller) exceeds One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), Purchaser may, by Notice given to Seller within five (5) days after receipt of Notice from Seller of such damage or destruction, elect to terminate this Purchase Contract, in which event the Deposit shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein, subject to and except for Purchaser's liability under Sections 5.3 and 5.4, the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Purchase Contract pursuant to this Section 13.1, or has no right to terminate this Purchase Contract (because the estimated cost of repairing or replacing the damage or destruction does not exceed $150,000.00), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance policies carried by Seller (less amounts of insurance theretofore received and applied by Seller to restoration); provided that in the event the insurance proceeds, if any, shall be insufficient to defray the estimated cost of repairing or replacing the damage or destruction, then to the extent the amount of the insufficiency shall exceed $15,000.00 (determined by reference to such estimated cost and Seller's statement of the available insurance proceeds) the amount of the insufficiency may be claimed by Purchaser, by Notice of such claim given to Seller prior to Closing, as an additional adjustment at Closing pursuant to Section 7.1.3 above, provided further in such event that upon receipt of any such Notice from Purchaser, Seller may elect, at its sole option, by so advising Purchaser in writing at or prior to the Closing, to terminate this Purchase Contract, in which event the Deposit shall be returned to Purchaser and except as expressly provided herein, subject to and except for Purchaser's liability under Section 5.3, the rights, duties, obligations and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If the amount of said casualty proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but may do so at its option in which case Seller may apply the insurance proceeds to the costs of restoration.

                                  RATIFICATION

14.1 This Purchase Contract shall be null and void unless fully ratified by Purchaser and Seller on or before April 30, 1999.

                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within fifteen (15) days after receipt of written Notice from Seller of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                 MISCELLANEOUS

16.1 EXHIBITS AND SCHEDULES.
     All Exhibits and Schedules annexed hereto are a part of this Purchase Contract for all purposes.
16.2 ASSIGNABILITY.
     Purchaser may assign its rights under this Purchase Contract to an entity that is controlled by, controls or is under common control with Purchaser or any entity that is controlled by the principals of Purchaser (a "Purchaser Affiliate"); provided, however, that no such assignment to a Purchaser Affiliate shall relieve Purchaser from any of its liability under this Purchase Contract and Purchaser shall remain liable therefor. Except as set forth in the preceding sentence, Purchaser shall not assign its rights under this Purchase Contract except with the prior written consent of Seller, which consent may be given or withheld in Seller's sole and absolute discretion. Any assignment or attempt at assignment in violation of this Section 16.2 shall be null and void and shall constitute a default by Purchaser.
16.3 BINDING EFFECT.
     This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.
16.4 CAPTIONS.
     The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
16.5 NUMBER AND GENDER OF WORDS.
     Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
16.6 NOTICES.
     All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes
     (i) if sent by Federal Express or the nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing, or (iv) immediately upon receipt by the recipient party if by facsimile transmission as follows:
     If to Seller:

                    Drexel Burnham Lambert Real Estate Associates III
                    c/o AIMCO
                    1873 South Bellaire Street, Suite 1700
                    Denver, Colorado 80222
                    Attn: Tim Works, Harry Alcock and Martha Carlin

with a copy to:     Argent Real Estate
                    1401 Brickell Avenue, Suite 520
                    Miami, Florida 33131
                    Facsimile:  (35) 371-6898
                    Attn:  Mr. David Marquette

with a copy to:     Bryan Cave LLP
                    700 Thirteenth Street, N.W.
                    Washington, D.C. 20005-3960
                    Facsimile:  (202) 508-6200
                    Attn:  Richard A. Cohn, Esq.

with a copy to:     Bryan Cave LLP
                    3500 One Kansas City Place
                    1200 Main Street
                    Kansas City, Missouri 64105
                    Attn:  John L. Snyder, Esq.
                    Facsimile: (816) 374-3300

If to Purchaser:    P & H Properties, L.L.C.
                    8023 East 63rd Place, Suite 350
                    Tulsa, Oklahoma  74133
                    Attn: Robert E. Phillips
                    Fax (918) 250-2335

with a copy to:     Eller & Detrich
                    2727 East 21st Street, Suite 200
                    Tulsa, Oklahoma  74114
                    Attn: R. Louis Reynolds
                    Fax: (918) 747-2665


     Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.
16.1 GOVERNING LAW AND VENUE.
     The laws of the State of Oklahoma shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.
16.2 ENTIRETY AND AMENDMENTS.
     This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
16.3 SEVERABILITY.
     If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.
16.4 MULTIPLE COUNTERPARTS.
     This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.
16.5 FURTHER ACTS.
     In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.
16.6 CONSTRUCTION.
     No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.
16.7 CONFIDENTIALITY.
     Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract
     (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.
16.8 TIME OF THE ESSENCE.
     It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.
16.9 CUMULATIVE REMEDIES AND WAIVER.
     Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.
16.10LITIGATION EXPENSES.
     In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.
16.11TIME PERIODS.
     Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.
16.12EXCHANGE.
     Purchaser and Seller understand that it may be the preference of the other party to effectuate an exchange pursuant to the provisions of Section 1031 of the Internal Revenue Code. Both Purchaser and Seller agree that they will reasonably cooperate with the other with respect to such exchange and execute any and all documentation reasonably necessary to effectuate such exchange, provided that the other party will not be required to take title to any other real property for any instant in time and provided that neither party shall incur any costs or expenses which it would not have otherwise incurred in the absence of an exchange. Both Seller and Purchaser hereby agree, understand and acknowledge that Seller's sale of the Property and Purchaser's purchase of the Property are not subject to or conditioned upon the purchase or sale of any other such property.

            [The remainder of this page is intentionally left blank]

     NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

                              SELLER:
                              DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III a New York limited partnership


                              By:  DBL Properties Corporation,
                                   a New York corporation,
                                   its General Partner


                              By:
                              Printed:
                              Title:


                              PURCHASER:
                              P & H PROPERTIES, L.L.C.
                              an Oklahoma limited liability company


                              By:
                              Printed:    Robert E. Phillips
                              Title:      Managing Member



                                   EXHIBIT A

                               LEGAL DESCRIPTION

Lot Three (3) and part of Lot Two (2), Block One (1), 3100 GARNETT SQUARE, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof, said part of Lot Two (2) being more particularly described as follows, to-wit:

BEGINNING at the Southeast corner of said Lot 2; thence due West along the South line of said Lot 2, a distance of 474.70 feet to a point; thence North 45.00'00" West along the Southwesterly line of said Lot 2, a distance of 490.81 feet to a point on the West line of Block 1, "3100 GARNETT SQUARE"; thence North 0.05'30" West along said West line a distance of 37.94 feet to the West common corner of Lot 1 and Lot 2, Block 1, "3100 GARNETT SQUARE"; thence due East along a common line of said Lot 1 and Lot 2 a distance of 605.50 feet to the Southeast corner of said Lot 1; thence North 0.05'30" West along a common line of said Lot 1 and Lot 2 a distance of 355.00 feet to a point on the North line of Block 1, "3100 GARNETT SQUARE"; and the South Right-of-Way line of East 31st Street South; thence due East along said South Right-of-Way line a distance of 35.70 feet to the Northwest corner of Lot 3, Block 1, "3100 GARNETT SQUARE"; thence South 0.05'30" East along a common line of said Lot 2 and Lot 3 a distance of 200.00 feet to the Southwest corner of said Lot 3; thence due East along a common line of said Lot 2 and Lot 3 a distance of 180.00 feet to the Southeast corner of said Lot 3, Block 1, and the West Right-of-Way line of South Garnett Road; thence South 0.05'30" East along said West Right-of-Way line a distance of
295.00 feet to the Northeast corner of Lot 4, Block 1, "3100 GARNETT SQUARE"; thence due West a distance of 327.00 feet to a point; thence due South a distance of 215.00 feet to a point; thence due East a distance of 327.34 feet to the Southeast corner of said Lot 4, Block 1 and the West Right-of-Way line of South Garnett Road; thence South 0.05'30" East along said West Right-of-Way line a distance of 30.00 feet to the Point of Beginning.

                                   EXHIBIT B

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Escrow Agreement") made this         day of May,
1999 by and among, Drexel Burnham Lambert Real Estate Associates III, a New York limited partnership ("Seller"), P & H Properties, L.L.C. ("Purchaser"); and Commercial Title & Escrow Services, as the local agent for Fidelity National Title Insurance Company ("Escrow Agent");

                                  WITNESSETH:

     Whereas Purchaser and Seller are parties to a certain Purchase and Sale Contract (the "Purchase Contract") made and dated as of May ____, 1999; and

     Whereas, the Purchase Contract requires that Purchaser provide a Deposit in cash in the amount of Twenty Five Thousand Dollars ($25,000) (the "Initial Deposit") as of the date hereof, and the Contract provides for an additional escrow deposit in the amount of Twenty Five Thousand Dollars ($25,000) (the "Additional Deposit") (the Initial Deposit and Additional Deposit are collectively the "Deposit"), to be held pursuant to an escrow agreement approved by Purchaser and Seller.

     Now, therefore, the parties agree to the following:

1. Establishment of Escrow. Escrow Agent hereby acknowledges receipt of the Initial Deposit (the "Escrow Fund"), to be deposited, held, invested, and disbursed for the benefit of Seller and Purchaser and their respective successors and assigns, as provided herein and as provided in the Purchase Contract. Upon receipt of the Additional Deposit, such Additional Deposit shall be considered part of the Escrow Fund.

2. Investment of Escrow Fund. All funds received by Escrow Agent shall be held in insured accounts and invested in such short-term, high-grade securities, money market funds or accounts, interest bearing bank accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable (provided that Escrow Agent shall invest the Escrow Fund as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Escrow Fund and shall be remitted to the party entitled to the Escrow Fund, as set forth below.

3. Application of Escrow Fund. Escrow Agent shall hold the Escrow Fund as provided above and (a) if the sale of the Property is closed by the date fixed therefore (or any extension date provided for by mutual written consent of the parties hereto, given or withheld in their respective sole discretion), Escrow Agent shall deliver the Escrow Fund to Seller in immediately available funds by wire transfer in accordance with the instructions of Seller on the Closing Date as set forth in the Purchase Contract, (b) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Escrow Agent shall return and refund the Escrow Fund to Purchaser, (c) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall give notice to the Escrow Agent and Seller and in such notice shall state whether it elects as its remedy return of the Escrow Fund or specific performance of the Purchase Contract, if Purchaser elects return of the Escrow Fund, Escrow Agent shall return and refund the Escrow Fund to Purchaser, (d) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, Escrow Agent shall forthwith deliver the Escrow Fund in immediately available funds by wire transfer in accordance with the instructions of Seller, and (e) if Purchaser shall have canceled the Purchase Contract on or before the expiration of the Feasibility Period (as defined in the Purchase Contract), the Escrow Agent shall return and refund the Escrow Fund to Purchaser.

     If on or prior to the termination of the Escrow Agreement, a party claims to be entitled to payment of the Escrow Fund under the provisions referred to, such party shall give notice to the Escrow Agent and the other party of the claim in writing, describing in such notice the nature of the claim, and the provisions of the Purchase Contract on which the claim is based. Unless the other party sends the Escrow Agent a written objection to the claim, with a copy concurrently to the claiming party, within ten (10) days after delivery of the notice of claim, the claim shall be conclusively presumed to have been approved. In such case, or in the event of mutual written consent of the parties hereto, given or withheld in their respective sole discretion, Escrow Agent shall, within Two (2) business days thereafter, pay the claim as demanded. Notwithstanding the foregoing, Escrow Agent shall deliver the Escrow Fund to Seller forthwith upon Closing in accordance with the terms of subpart (a) of the immediately preceding paragraph.

     When all monies held by Escrow Agent have been finally distributed in accordance herewith, this Escrow Agreement shall terminate.

4. Liability. Escrow Agent will be obligated to perform only the duties that are expressly set forth herein. In case of conflicting demands upon Escrow Agent, it may (i) refuse to comply therewith as long as such disagreement continues and make no delivery or other disposition of any funds or property then held (and Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting or adverse claims or demands, except for its failure to exercise due care, willful breach and willful misconduct); and (ii) continue to so refrain and so refuse to act until all differences have been adjusted by agreement and, Escrow Agent has been notified thereof in writing signed jointly by Seller and Purchaser or (iii) to interplead the portion of Escrow Fund in dispute.

5. No Obligation to Take Legal Action. Escrow Agent shall not be under any obligation to take any legal action in connection with this Escrow Agreement or for its enforcement, or to appear in, prosecute, or defend any action or legal proceeding which, in its opinion, would or might involve it in any costs, expense, loss, or liability, unless and as often as required by it, it is furnished with satisfactory security and indemnity against all such costs, expenses, losses, or liabilities.

6. Status of Escrow Agent. Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable (except for its failure to exercise due care, willful breach or willful misconduct) for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited pursuant to this Escrow Agreement, nor as to the identity, authority, or rights of any person executing the same. Escrow Agent's duties hereunder shall be limited to the safekeeping and investment of money, instruments, and securities received by it as Escrow Agent and for their disbursement in accordance with the written escrow instructions given it in accordance with this Escrow Agreement.

7. Written Instructions of Parties. Notwithstanding any contrary provision contained herein, Escrow Agent shall, at all times, have full right and authority and the duty and obligation to pay over and disburse the principal and interest of the Escrow Fund in accordance with the joint written instructions signed by Seller and Purchaser.
8. Notices. Any required or permitted notice or other communication under this Escrow Agreement shall be given as follows. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by federal express or other recognized national overnight courier service maintaining records of delivery, or sent by registered or certified mail, postage pre-paid, and addressed as set forth below:

If to Seller:       Drexel Burnham Lambert Real Estate Associates III
                    c/o AIMCO
                    1873 South Bellaire Street, Suite 1700
                    Denver, Colorado 80222
                    Attn: Tim Works, Harry Alcock and Martha Carlin

with a copy to:     Argent Real Estate
                    1401 Brickell Avenue, Suite 520
                    Miami, Florida 33131
                    Facsimile:  (305) 371-6898
                    Attn:  Mr. David Marquette

with a copy to:     Bryan Cave LLP
                    700 Thirteenth Street, N.W.
                    Washington, D.C. 20005-3960
                    Facsimile:  (202) 508-6200
                    Attn:  Richard A. Cohn, Esq.

with a copy to:     Bryan Cave LLP
                    3500 One Kansas City Place
                    1200 Main Street
                    Kansas City, Missouri 64105
                    Attn:  John L. Snyder, Esq.
                    Facsimile: (816) 374-3300

If to Purchaser:    P & H Properties, L.L.C.
                    8023 East 63rd Place, Suite 350
                    Tulsa, Oklahoma  74133
                    Attn: Robert E. Phillips
                    Fax (918) 250-2335

with a copy to:     Eller & Detrich
                    2727 East 21st Street, Suite 200
                    Tulsa, Oklahoma  74114
                    Attn: R. Louis Reynolds
                    Fax: (918) 747-2665

If to Escrow Agent: Fidelity National Title Insurance Co.
                    Bank of America Center
                    700 Louisiana, Suite 2600
                    Houston, TX  77002
                    Attention: Lolly Avant
                    Phone: 713-228-3009


     Any party may change the address to which notices are to be addressed by giving the other parties notice in the manner herein set forth. All such notices, requests, demands and other communications shall be deemed to have been delivered (i) as of the day of receipt, in the case of personal delivery, or
(ii) as of the day of receipt or attempted delivery date in the case of delivery by air courier, or (iii) as of the date of receipt or first attempted delivery, as evidenced by the return receipt card, in the case of mailing by certified or registered United States mail.
9. Fee. Escrow Agent shall receive a fee of Three Hundred Dollars ($300.00) for its services hereunder, and be paid or reimbursed for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or paid in connection with carrying out its duties hereunder, all amounts to be payable by Purchaser and not out of the Escrow Fund. Non-payment of such fee by Purchaser shall not entitle Escrow Agent to refuse or fail to act as required by this Escrow Agreement.

10. Titles and Section Headings. Titles of sections and subsections contained in this Escrow Agreement are inserted for convenience of reference only, and neither form a part of this Escrow Agreement or are to be used in its construction or interpretation.

11. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Non-Waiver. No waiver by either party of any breach of any term or condition of this Escrow Agreement shall operate as a waiver of any other breach of such term or condition or of any other term or condition. No failure to enforce such provision shall operate as a waiver of such provision or of any other provision hereof, or constitute or be deemed a waiver or release of any other party for anything arising out of, connected with, or based upon this Escrow Agreement.

13. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns. The parties recognize and acknowledge that the powers and authority granted Escrow Agent herein are each irrevocable and coupled with an interest. Escrow Agent shall have no liability to any Seller for any mistakes in judgment in the performance of any function hereunder, except for failure to exercise due care, willful breach and willful misconduct.

14. Nonlimitation of Liability. Nothing contained herein shall in any way limit the liabilities, obligations and remedies of Seller and Purchaser as set forth in the Purchase Contract.

15. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

16.  Time of Essence.  Time is of the essence of this Escrow Agreement.

17. Entire Agreement; Modification. This Escrow Agreement supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.


     In witness whereof each of the parties hereto has caused this Escrow Agreement to be executed on its behalf duly authorized persons, all as of the day and year first above written.

                              SELLER:
                              DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III a New York limited partnership


                                By:  DBL Properties Corporation,
                                    a New York corporation,
                                    its General Partner


                                By:
                                Printed:
                                Title:


                                PURCHASER:
                                P & H PROPERTIES, L.L.C.
                                an Oklahoma limited liability company


                                By:
                                Printed:     Robert E. Phillips
                                Title:       Managing Member
                                ESCROW AGENT:

                                COMMERCIAL TITLE & ESCROW SERVICES


                                By:
                                Name:
                                Its:




                                 EXHIBIT 1.1.5

                                EXCLUDED PERMITS


                                     NONE.
                                 EXHIBIT 1.1.8

                               PERSONAL PROPERTY


                                     NONE.


                                 EXHIBIT 6.2.1

                              PERMITTED EXCEPTIONS


1. General and personal property taxes for the year 1999 and all subsequent years.
2. Special taxes or assessments becoming a lien or payable after the date of the Deed.
3. Unrecorded easements, discrepancies or conflicts in boundary lines, shortage in area and encroachments which an accurate and complete survey would disclose.
4. Rights of eminent domain, governmental rights of police power and other governmental or quasi-governmental rights.
5. Rights of tenants in possession of the Property pursuant to unrecorded leases, as tenants only.
6. Visible and apparent easements and all underground easements, if any, the existence of which may arise by unrecorded grant or by use.
7. Present and future laws, ordinances, restrictions, resolutions, orders and regulations and all present and future ordinances, laws, regulations and orders of all federal, state, county, municipal or other governments, agencies, boards, bureaus, commissions, authorities and bodies now or hereafter having or acquiring jurisdiction of the Property and the use and improvement thereof, including any restricting or regulating or prohibiting the occupancy, use or enjoyment of the Property, or regulating the character, dimensions or location of any improvement now or hereafter erected on the Property, or prohibiting a separation in ownership or a reduction in the dimensions or area of the Property, and the effect of any violation of such law, ordinance or governmental regulation.
8. Covenants, conditions, restrictions, easements and setback lines contained in the Certificate of Dedication of the Plat of 3100 GARNETT SQUARE, dated July 7, 1981, filed July 15, 1981, and recorded as Plat 4121, and in the Easements with Covenants and Restrictions Affecting Land, dated July 14, 1981, filed July 16, 1981, recorded in Book 4557 at Page 1009, as amended by First Amendment to Easements with Covenants and Restrictions Affecting Land, filed February 11, 1982, and recorded in Book 4595 at Page 183 in the Office of the Tulsa County Clerk.

9. Easements, setback lines, and restrictions, as shown on the Plat of 3100 GARNETT SQUARE, and as provided in the Certificate of Dedication thereof, dated July 7, 1981, filed July 15, 1981, recorded as Plat No. 4121 and filed in the Office of the Tulsa County Clerk.
10. Terms, conditions, and provisions of Easements with Covenants and Restrictions Affecting Land, dated July 14, 1981, filed July 16, 1981, and recorded in Book 4557 at Page 1009, as amended by First Amendment to Easements with Covenants and Restrictions Affecting Land, dated January 12, 1982, filed February 11, 1982, and recorded in Book 4595 at Page 183 in the Office of the Tulsa County Clerk.

11. Utility Easement in favor of the public, dated July 31, 1981, filed December 3, 1981, and recorded in Book 4583 at Page 195 in the Office of the Tulsa County Clerk.

12. Terms, conditions, and provisions of Agreement Permitting Foundation Footing Encroachments, dated November 3, 1981, filed December 4, 1981, and recorded in Book 4583 at Page 519 in the Office of the Tulsa County Clerk.

13. Water Easement in favor of the City of Tulsa, dated July 31, 1981, filed December 7, 1981, and recorded in Book 4583 at Page 1643 in the Office of the Tulsa County Clerk.

14. Water Easement in favor of the City of Tulsa, dated April 15, 1982, filed May 24, 1982, and recorded in Book 4615 at Page 22 in the Office of the Tulsa County Clerk.

15. Water Easement in favor of the City of Tulsa, dated April 5, 1982, filed May 24, 1982, and recorded in Book 4615 at Page 24 in the Office of the Tulsa County Clerk.

16. Easement in favor of Tierco Group, Inc., its successors or assigns, dated September 10, 1982, filed September 17, 1982, and recorded in Book 4638 at page 1409 in the Office of the Tulsa County Clerk.
17. Drainage Way Easement in favor of Tierco Group, Inc., its successors or assigns, dated October 10, 1986, filed October 28, 1986, and recorded in Book 4978 at Page 2660, and a Drainage Way Easement in favor of Perimeter Square Joint Venture, dated October 10, 1986, filed October 23, 1986, and recorded in Book 4978 at Page 2664 in the Office of the Tulsa County Clerk.

18. Easement Agreement in favor of Tulsa Cable Television, Inc., d/b/a TCI Cablevision of Tulsa, dated May 26, 1993, filed July 12, 1995, and recorded in Book 5727 at Page 1394 in the Office of the Tulsa County Clerk.

19. Short Form Lease by and between GSMI, Inc., landlord, and Eckerd Drugs of Texas, Inc., tenant, dated September 6, 1983, filed January 12, 1984, and recorded in Book 4758 at Page 1464 in the Office of the Tulsa County Clerk.

20. Memorandum of Lease by and between GMSI, Inc., landlord, and Fabri-Centers of America, Inc., tenant, dated July 20, 1984, filed October 1, 1984, and recorded in Book 4820 at Page 188 in the Office of the Tulsa County Clerk.

21. All oil, gas, and other minerals in, on or under the subject property and the rights therein and appurtenant thereto.

22.  Instruments filed under the Uniform Commercial Code affecting the property.

23. Other covenants, conditions, limitations, restrictions, rights, rights-of-way, liens, encumbrances, encroachments, defects, reservations, easements, agreements and other matters of record, if any.


                                EXHIBIT 7.2.1.1

                         OKLAHOMA SPECIAL WARRANTY DEED

     KNOW ALL PERSONS BY THESE PRESENTS:
     DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, a New York limited partnership ("Grantor"), with a mailing address of c/o AIMCO, 1873 Bellaire Street, Suite 1700, Denver, Colorado 80222, party of the first part, in consideration of the sum of Ten Dollars ($10.00), in hand paid, and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledge, grants, bargains, sells and conveys to P & H PROPERTIES, L.L.C. ("Grantee"), with a mailing address of 8023 East 63rd Place, Suite 350, Tulsa, Oklahoma 74133, party of the second part, that certain real estate, situated in the County of Tulsa, State of Oklahoma, more particularly described on Exhibit A attached hereto, subject to all rights of way, easements, restrictions, liens and encumbrances described on Exhibit B attached hereto, together with all of the improvements thereon and the appurtenances belonging to such property.

          TO HAVE AND TO HOLD THE SAME, together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in any wise appertaining, forever. And said Grantor, for itself, its successors and assigns, does hereby covenant, promise and agree to and with said Grantee, that at the delivery of these presents it is lawfully seized in its own right of an absolute and indefeasible estate of inheritance, in fee simple, of and in all and singular the above granted and described Premises, with the appurtenances; that the same are free, clear, discharged and unencumbered of and from all former and other grants, titles, charges, estates, judgments, taxes, assessments and encumbrances, of any nature or kind whatsoever by, through, or under the Grantor, except as set forth above; and that it will warrant and forever defend the same unto the said Grantee, its successors and assigns, against said Grantor, its successors and all and every person or persons whomsoever, lawfully claiming or to claim the same by, through or under the Grantor.

          Signed and delivered _________________, 1999.
          GRANTOR:
          DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III a New York limited partnership


                                   By:  DBL Properties Corporation,
                                        a New York corporation,
                                        its General Partner


                                   By:
                                   Printed:
                                   Title:



                                 ACKNOWLEDGMENT


STATE OF ______________  )
                         ) ss.
COUNTY OF ____________   )

     On this the ____ day of __________________, 1999, before me, the undersigned, a Notary Public, within and for the above County and State duly commissioned, qualified and acting to me appeared in person the within named _________________________, who stated that he/she is the _______________ of DBL
Properties Corporation, a New York corporation, the general partner of Drexel Burnham Lambert Real Estate Associates III, a New York limited partnership and is duly authorized to execute the foregoing instrument for and in the name and behalf of said limited partnership, and further stated and acknowledged that he/she had so signed, executed, and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth and I so certify.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal as such Notary Public at the County and State aforesaid on this ____ day of ____________, 1999.


                                   __________________________
                                   Notary Public

                                   My Commission Expires:

                                   ____________________


                                   EXHIBIT A

                               LEGAL DESCRIPTION


Lot Three (3) and part of Lot Two (2), Block One (1), 3100 GARNETT SQUARE, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof, said part of Lot Two (2) being more particularly described as follows, to-wit:

BEGINNING at the Southeast corner of said Lot 2; thence due West along the South line of said Lot 2, a distance of 474.70 feet to a point; thence North 45.00'00" West along the Southwesterly line of said Lot 2, a distance of 490.81 feet to a point on the West line of Block 1, "3100 GARNETT SQUARE"; thence North 0.05'30" West along said West line a distance of 37.94 feet to the West common corner of Lot 1 and Lot 2, Block 1, "3100 GARNETT SQUARE"; thence due East along a common line of said Lot 1 and Lot 2 a distance of 605.50 feet to the Southeast corner of said Lot 1; thence North 0.05'30" West along a common line of said Lot 1 and Lot 2 a distance of 355.00 feet to a point on the North line of Block 1, "3100 GARNETT SQUARE"; and the South Right-of-Way line of East 31st Street South; thence due East along said South Right-of-Way line a distance of 35.70 feet to the Northwest corner of Lot 3, Block 1, "3100 GARNETT SQUARE"; thence South 0.05'30" East along a common line of said Lot 2 and Lot 3 a distance of 200.00 feet to the Southwest corner of said Lot 3; thence due East along a common line of said Lot 2 and Lot 3 a distance of 180.00 feet to the Southeast corner of said Lot 3, Block 1, and the West Right-of-Way line of South Garnett Road; thence South 0.05'30" East along said West Right-of-Way line a distance of
295.00 feet to the Northeast corner of Lot 4, Block 1, "3100 GARNETT SQUARE"; thence due West a distance of 327.00 feet to a point; thence due South a distance of 215.00 feet to a point; thence due East a distance of 327.34 feet to the Southeast corner of said Lot 4, Block 1 and the West Right-of-Way line of South Garnett Road; thence South 0.05'30" East along said West Right-of-Way line a distance of 30.00 feet to the Point of Beginning.


                                   EXHIBIT B

                             PERMITTED ENCUMBRANCES


1. General and personal property taxes for the year 1999 and all subsequent years.
2. Special taxes or assessments becoming a lien or payable after the date of the Deed.
3. Unrecorded easements, discrepancies or conflicts in boundary lines, shortage in area and encroachments which an accurate and complete survey would disclose.
4. Rights of eminent domain, governmental rights of police power and other governmental or quasi-governmental rights.
5. Rights of tenants in possession of the Property pursuant to unrecorded leases, as tenants only.
6. Visible and apparent easements and all underground easements, if any, the existence of which may arise by unrecorded grant or by use.
7. Present and future laws, ordinances, restrictions, resolutions, orders and regulations and all present and future ordinances, laws, regulations and orders of all federal, state, county, municipal or other governments, agencies, boards, bureaus, commissions, authorities and bodies now or hereafter having or acquiring jurisdiction of the Property and the use and improvement thereof, including any restricting or regulating or prohibiting the occupancy, use or enjoyment of the Property, or regulating the character, dimensions or location of any improvement now or hereafter erected on the Property, or prohibiting a separation in ownership or a reduction in the dimensions or area of the Property, and the effect of any violation of such law, ordinance or governmental regulation.
8. Covenants, conditions, restrictions, easements and setback lines contained in the Certificate of Dedication of the Plat of 3100 GARNETT SQUARE, dated July 7, 1981, filed July 15, 1981, and recorded as Plat 4121, and in the Easements with Covenants and Restrictions Affecting Land, dated July 14, 1981, filed July 16, 1981, recorded in Book 4557 at Page 1009, as amended by First Amendment to Easements with Covenants and Restrictions Affecting Land, filed February 11, 1982, and recorded in Book 4595 at Page 183 in the Office of the Tulsa County Clerk.

9. Easements, setback lines, and restrictions, as shown on the Plat of 3100 GARNETT SQUARE, and as provided in the Certificate of Dedication thereof, dated July 7, 1981, filed July 15, 1981, recorded as Plat No. 4121 and filed in the Office of the Tulsa County Clerk.

10. Terms, conditions, and provisions of Easements with Covenants and Restrictions Affecting Land, dated July 14, 1981, filed July 16, 1981, and recorded in Book 4557 at Page 1009, as amended by First Amendment to Easements with Covenants and Restrictions Affecting Land, dated January 12, 1982, filed February 11, 1982, and recorded in Book 4595 at Page 183 in the Office of the Tulsa County Clerk.

11. Utility Easement in favor of the public, dated July 31, 1981, filed December 3, 1981, and recorded in Book 4583 at Page 195 in the Office of the Tulsa County Clerk.

12. Terms, conditions, and provisions of Agreement Permitting Foundation Footing Encroachments, dated November 3, 1981, filed December 4, 1981, and recorded in Book 4583 at Page 519 in the Office of the Tulsa County Clerk.

13. Water Easement in favor of the City of Tulsa, dated July 31, 1981, filed December 7, 1981, and recorded in Book 4583 at Page 1643 in the Office of the Tulsa County Clerk.

14. Water Easement in favor of the City of Tulsa, dated April 15, 1982, filed May 24, 1982, and recorded in Book 4615 at Page 22 in the Office of the Tulsa County Clerk.

15. Water Easement in favor of the City of Tulsa, dated April 5, 1982, filed May 24, 1982, and recorded in Book 4615 at Page 24 in the Office of the Tulsa County Clerk.
16. Easement in favor of Tierco Group, Inc., its successors or assigns, dated September 10, 1982, filed September 17, 1982, and recorded in Book 4638 at page 1409 in the Office of the Tulsa County Clerk.

17. Drainage Way Easement in favor of Tierco Group, Inc., its successors or assigns, dated October 10, 1986, filed October 28, 1986, and recorded in Book 4978 at Page 2660, and a Drainage Way Easement in favor of Perimeter Square Joint Venture, dated October 10, 1986, filed October 23, 1986, and recorded in Book 4978 at Page 2664 in the Office of the Tulsa County Clerk.

18. Easement Agreement in favor of Tulsa Cable Television, Inc., d/b/a TCI Cablevision of Tulsa, dated May 26, 1993, filed July 12, 1995, and recorded in Book 5727 at Page 1394 in the Office of the Tulsa County Clerk.

19. Short Form Lease by and between GSMI, Inc., landlord, and Eckerd Drugs of Texas, Inc., tenant, dated September 6, 1983, filed January 12, 1984, and recorded in Book 4758 at Page 1464 in the Office of the Tulsa County Clerk.

20. Memorandum of Lease by and between GMSI, Inc., landlord, and Fabri-Centers of America, Inc., tenant, dated July 20, 1984, filed October 1, 1984, and recorded in Book 4820 at Page 188 in the Office of the Tulsa County Clerk.

21. All oil, gas, and other minerals in, on or under the subject property and the rights therein and appurtenant thereto.

22.  Instruments filed under the Uniform Commercial Code affecting the property.

23. Other covenants, conditions, limitations, restrictions, rights, rights-of-way, liens, encumbrances, encroachments, defects, reservations, easements, agreements and other matters of record, if any.



                                EXHIBIT 7.2.1.2

                                  BILL OF SALE


Dated:                      , 1999.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, a New York limited partnership ("SELLER"), in connection with the sale of certain real property ("PROPERTY") located in Tulsa County, State of Oklahoma, which is more particularly described on Exhibit A attached hereto and by this reference incorporated herein, hereby quitclaim to P & H PROPERTIES, L.L.C. ("PURCHASER"), without recourse or warranty to Seller, all of Seller's right, title and interest in and to the personal property more particularly described on Exhibit B hereto ("PERSONAL PROPERTY") used in, held for use in connection with, or necessary for the operation of the Property as of the date hereof.


          WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED.


                              SELLER:

                              DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III a New York limited partnership


                              By:  DBL Properties Corporation,
                                   a New York corporation,
                                   its General Partner


                              By:
                              Printed:
                              Title:

                                  EXHIBIT A

                      LEGAL DESCRIPTION OF REAL PROPERTY


Lot Three (3) and part of Lot Two (2), Block One (1), 3100 GARNETT SQUARE, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof, said part of Lot Two (2) being more particularly described as follows, to-wit:

BEGINNING at the Southeast corner of said Lot 2; thence due West along the South line of said Lot 2, a distance of 474.70 feet to a point; thence North 45.00'00" West along the Southwesterly line of said Lot 2, a distance of 490.81 feet to a point on the West line of Block 1, "3100 GARNETT SQUARE"; thence North 0.05'30" West along said West line a distance of 37.94 feet to the West common corner of Lot 1 and Lot 2, Block 1, "3100 GARNETT SQUARE"; thence due East along a common line of said Lot 1 and Lot 2 a distance of 605.50 feet to the Southeast corner of said Lot 1; thence North 0.05'30" West along a common line of said Lot 1 and Lot 2 a distance of 355.00 feet to a point on the North line of Block 1, "3100 GARNETT SQUARE"; and the South Right-of-Way line of East 31st Street South; thence due East along said South Right-of-Way line a distance of 35.70 feet to the Northwest corner of Lot 3, Block 1, "3100 GARNETT SQUARE"; thence South 0.05'30" East along a common line of said Lot 2 and Lot 3 a distance of 200.00 feet to the Southwest corner of said Lot 3; thence due East along a common line of said Lot 2 and Lot 3 a distance of 180.00 feet to the Southeast corner of said Lot 3, Block 1, and the West Right-of-Way line of South Garnett Road; thence South 0.05'30" East along said West Right-of-Way line a distance of
295.00 feet to the Northeast corner of Lot 4, Block 1, "3100 GARNETT SQUARE"; thence due West a distance of 327.00 feet to a point; thence due South a distance of 215.00 feet to a point; thence due East a distance of 327.34 feet to the Southeast corner of said Lot 4, Block 1 and the West Right-of-Way line of South Garnett Road; thence South 0.05'30" East along said West Right-of-Way line a distance of 30.00 feet to the Point of Beginning.






                                   EXHIBIT B

                       DESCRIPTION OF PERSONAL PROPERTY


                                     NONE.


                                EXHIBIT 7.2.1.3

                               GENERAL ASSIGNMENT

     This General Assignment ("ASSIGNMENT") is executed by DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, a New York limited partnership ("SELLER"), in favor of P & H PROPERTIES, L.L.C. ("PURCHASER").

     Seller and Purchaser, have entered into that certain Agreement of Purchase and Sale and Escrow Instructions dated as of May ____, 1999 ("PURCHASE CONTRACT"), in which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Exhibit A attached thereto and the improvements located thereon (collectively, the "PROJECT").

     Pursuant to the Purchase Contract, Seller has agreed to assign, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Property (as hereinafter defined).

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1. As used herein, the term "PROPERTY" shall mean the following property to the extent said property is owned by Seller and used in, held for use in connection with, or necessary for the operation of the Project:

a. Books and Records. All of Seller's rights in and to files, records, and books of account of the Project.
b. Licenses and Permits. All of Seller's rights and interests in and to plans, specifications, reports, rights, privileges, licenses, permits, surveys, entitlements, maps, agreements, and authorizations utilized with respect to the Project.
c. Service Contracts. All of Seller's rights and interests in and to maintenance, service or utility contracts which relate to the maintenance, repair or operation of the Project.
d. Leases. All of Seller's rights and interests in and to leases, subleases, and other occupancy agreements, whether or not of record, which provide for use or occupancy of space or facilities on or relating to the Project.
          The term "PROPERTY" shall not include any of the foregoing: (i) to the extent the same are reserved to Seller pursuant to the Purchase Contract to which Seller and Purchaser are parties; and (ii) to the extent that the sale or transfer thereof requires consent or approval of any third party, which consent or approval is not obtained by Seller. Nothing herein shall create a transfer or assignment of intellectual property or similar assets of Seller.

     2. Assignment. Seller hereby assigns, sells and transfers, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Property, subject to any rights of consent as provided therein.

     3. Assumption. Purchaser expressly agrees to assume and hereby assumes all liabilities and obligations of the Seller in connection with the Property and agrees to perform all of the covenants and obligations of Seller thereunder. Purchaser further agrees to indemnify, defend and hold Seller harmless from and against any and all cost, loss, harm or damage which may arise in connection with the Property.

     4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.
     5. Miscellaneous. This Assignment shall be binding on the parties and their respective successors and assigns. The headings to paragraphs of this Assignment are for convenient reference only and shall not be used in interpreting this Assignment.

     6. Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs, in addition to any other relief awarded by the court.

     7. Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Oklahoma.

     8. Titles and Section Headings. Titles of sections and subsections contained in this Assignment are inserted for convenience of reference only, and neither form a part of this Assignment or are to be used in its construction or interpretation.

     9. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns.

     10. Entire Agreement; Modification. This Assignment supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.
          WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED.


Dated:               , 1999

                              SELLER:

                              DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III a New York limited partnership


                              By:  DBL Properties Corporation,
                                   a New York corporation,
                                   its General Partner


                              By:
                              Printed:
                              Title:


Accepted and Agreed:

                              PURCHASER:

                              P & H PROPERTIES, L.L.C.

By:
Name:
Its:


                                  EXHIBIT A

                              LEGAL DESCRIPTION


Lot Three (3) and part of Lot Two (2), Block One (1), 3100 GARNETT SQUARE, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof, said part of Lot Two (2) being more particularly described as follows, to-wit:

BEGINNING at the Southeast corner of said Lot 2; thence due West along the South line of said Lot 2, a distance of 474.70 feet to a point; thence North 45.00'00" West along the Southwesterly line of said Lot 2, a distance of 490.81 feet to a point on the West line of Block 1, "3100 GARNETT SQUARE"; thence North 0.05'30" West along said West line a distance of 37.94 feet to the West common corner of Lot 1 and Lot 2, Block 1, "3100 GARNETT SQUARE"; thence due East along a common line of said Lot 1 and Lot 2 a distance of 605.50 feet to the Southeast corner of said Lot 1; thence North 0.05'30" West along a common line of said Lot 1 and Lot 2 a distance of 355.00 feet to a point on the North line of Block 1, "3100 GARNETT SQUARE"; and the South Right-of-Way line of East 31st Street South; thence due East along said South Right-of-Way line a distance of 35.70 feet to the Northwest corner of Lot 3, Block 1, "3100 GARNETT SQUARE"; thence South 0.05'30" East along a common line of said Lot 2 and Lot 3 a distance of 200.00 feet to the Southwest corner of said Lot 3; thence due East along a common line of said Lot 2 and Lot 3 a distance of 180.00 feet to the Southeast corner of said Lot 3, Block 1, and the West Right-of-Way line of South Garnett Road; thence South 0.05'30" East along said West Right-of-Way line a distance of
295.00 feet to the Northeast corner of Lot 4, Block 1, "3100 GARNETT SQUARE"; thence due West a distance of 327.00 feet to a point; thence due South a distance of 215.00 feet to a point; thence due East a distance of 327.34 feet to the Southeast corner of said Lot 4, Block 1 and the West Right-of-Way line of South Garnett Road; thence South 0.05'30" East along said West Right-of-Way line a distance of 30.00 feet to the Point of Beginning.



                                 EXHIBIT 8.1.4

                   CERTIFICATION OF DESIGNATED REPRESENTATIVE

                                 CERTIFICATION

          The undersigned, ____________, a representative of _____________________, the property manager of Perimeter Square in Tulsa, Oklahoma (the "Property"), does hereby certify to Drexel Burnham Lambert Real Estate Associates III that, as of the date of this Certification, to the best of the undersigned's knowledge:

          1.The Rent Roll attached to this Certification is true and correct as of the date noted thereon. The copies of the leases delivered to P & H Properties, L.L.C. are true and complete copies of the leases scheduled on the Rent Roll attached to this Certification, with all amendments, supplements and exhibits. There are no tenants of the Property as the date of this Certification other than those tenants under the leases listed on the Rent Roll. Except as noted on the Rent Roll or contained in the leases listed on the Rent Roll, (i) there are no claims of offset accrued in favor of any tenants,
(ii) there are no unpaid or unperformed commitments to pay or perform any tenant improvement allowances or tenant improvement work under the leases, (iii) there are no periods of free rent or other rent concessions owing to the tenants, and
(iv) there are no commitments, now owing or contingent upon renewals, to pay commissions in connection with the leases.

          2.There are no parties in possession of the Property, except for occupants, guests and tenants under the leases referenced in paragraph 1 above, and there are no subleases, licenses, concessions or other arrangements, if any, under the leases.

          3.There are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable.

          4.There are no claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable.

5.No written notice has been received of a violation of, or outstanding obligation with respect to, any zoning, building, health, fire, environmental, safety or similar law or ordinance, order or regulation, or of any certificate of occupancy issued or to be issued for the Property, and no written notice has been received of violation of any rights, ordinances, orders, regulations or requirements affecting any portion of the Property.

6.No written notice has been received that any of the utilities water, storm and sanitary sewers, gas, electricity and telephone facilities available at the Property are insufficient to adequately service the existing usage of the Property.

7.No written notice has been received of any attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy pending against any tenant of the Property under the leases.

          This certification may be relied upon by Drexel Burnham Lambert Real Estate Associates III and its successors and assigns, and P & H Properties, L.L.C. and its affiliates, as well as any other persons and entities with whom or with which Drexel Burnham Lambert Real Estate Associates III may contract in connection with transactions pertaining to the Property.

          Dated as of this ____ day of ________, 1999.



                              Authorized Representative


                                EXHIBIT 8.1.1.8

                                   RENT ROLL


                                 EXHIBIT 9.1.4

                           TENANT STOPPEL CERTIFICATE


TO:  P & H Properties, L.L.C.
8023 East 63rd Place, Suite 350
Tulsa, Oklahoma  74133
Attn: Robert E. Phillips


RE: LEASE AGREEMENT (THE "LEASE") DATED ______________, BY AND BETWEEN ____________________________ ("LANDLORD") AND
     _____________________("TENANT")

          The undersigned is the tenant under the Lease, whereby Tenant leases from Landlord certain office space in the office building known as Perimeter Square located at 3100 Garnett Square, Tulsa, Oklahoma, on the real property described in Exhibit A attached hereto (the "PROPERTY"). Tenant understands that P & H Properties, L.L.C. ("PROSPECTIVE PURCHASER") may be purchasing the Property from Landlord and Tenant certifies to Landlord and Prospective Purchaser as follows:

1.The Lease is in full force and effect on the date hereof.
2.The term of the Lease began on _____________________.  The termination date of the present term of the Lease, excluding unexercised renewals, is
  ___________________.
3.Tenant has paid rent for the Property for the period up to and including
  ________________.
4.As of the date hereof, Tenant is occupying the Property and is open for business.
5.To Tenant's knowledge, Landlord is not in default under the Lease beyond applicable cure periods in the performance of any covenant, agreement, term, provision or condition contained in the Lease.
6.The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

Date this _____ day of _____________, 1999.
                         TENANT:
                         ___________________________________,
                         a ______________ ___________________


                         By:________________________________
                         Name:______________________________
                         Title:_______________________________